ESSENTIAL PORTFOLIO AGGRESSIVE FUND

SCHEDULE OF INVESTMENTS

(Unaudited)

December 31, 2007

Market

Face

Market

Shares

Value

Amount

Value

MUTUAL FUNDS † 98.8%

REPURCHASE AGREEMENTS 0.7%

Rydex Series Funds -

Collateralized by U.S. Treasury

International Rotation

Obligations

Fund

170,819 $

4,311,464

Lehman Brothers Holdings, Inc.

Rydex Series Funds - Sector

issued 12/31/07 at 1.00% due

Rotation Fund

145,831

2,307,050

01/02/08

$

161,574

$

161,574

__________

Rydex Series Funds -

Managed Futures Strategy

Total Repurchase Agreements

Fund

72,674

1,945,488

(Cost $161,574)

161,574

Rydex Series Funds -

__________

Commodities Strategy

Fund

63,870

1,903,968

Total Investments 99.5%

Rydex Dynamic Funds - OTC

(Cost $22,069,269)

$

22,296,393

__________

2x Strategy Fund — Class

Liabilities in Excess of Other

A*

61,140

1,820,152

Assets – 0.5%

$

99,943

__________

Rydex Series Funds -

Net Assets – 100.0%

$

22,396,336

Government Long Bond

*

Non-Income Producing Security.

1.2x Strategy Fund

159,495

1,810,266

†

Affiliated Funds—A Class shares

Rydex Dynamic Funds -S&P

500 2x Strategy Fund —

Class A

27,889

1,329,190

Rydex Series Funds - Real

Estate Fund

30,790

1,017,916

Rydex Series Funds - Mid-

Cap Growth Fund

33,546

988,261

Rydex Series Funds - Small-

Cap Growth Fund

24,566

745,815

Rydex Series Funds -

Absolute Return Strategies

Fund

27,212

708,865

Rydex Series Funds - Large-

Cap Value Fund

23,287

531,177

Rydex Series Funds - Mid-

Cap Value Fund

15,917

510,769

Rydex Series Funds - Hedged

Equity Fund

17,390

443,789

Rydex Series Funds - Large-

Cap Growth Fund

16,028

443,014

Rydex Series Funds - Multi-

Cap Core Equity Fund

33,946

442,658

Rydex Series Funds - Russell

2000® 1.5x Strategy Fund

13,037

440,913

Rydex Series Funds - Small-

Cap Value Fund

15,848

434,064

__________

Total Mutual Funds

(Cost $21,907,695)

22,134,819

__________

1